UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2011

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-33284	04-0562086
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, Including Zip Code)

(617) 492-5554

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported, on December 9, 2010, Molecular Insight Pharmaceuticals, Inc. (the “Company”) filed a voluntary petition in the United States Bankruptcy Court for the District of Massachusetts (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code, Case No. 10-23355. The Company continues to operate its business and manage its properties as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. The Company’s Chapter 11 Case is pending before the Honorable Frank J. Bailey.

On April 28, 2011, the Company entered into a Senior Secured Super Priority Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) with the lenders from time to time party thereto (the “Lenders”) and NexBank, SSB, as administrative agent and collateral agent (the “DIP Agent”). Under the DIP Credit Agreement, the Lenders have agreed to provide the Company with a debtor-in-possession financing in the form of a senior secured super priority term loan facility in a principal amount of up to $10 million (the “DIP Loan”) to fund the Company’s financing needs during the bankruptcy proceedings. The interest rate of the DIP Loan is 17.5% per annum. In connection with the DIP Loan, the Company will pay certain fees in the form of cash and warrants to the Lenders and the DIP Agent, the cash component of which is $515,000.

In connection with the DIP Loan, on April 28, 2011, the Company also entered into a Security Agreement (the “Security Agreement”) with NexBank, SSB, as collateral agent (the “Collateral Agent”). Pursuant to the Security Agreement, the Company has agreed to pledge its rights to certain collateral to the Collateral Agent as security for the obligations of the Company under the DIP Facility.

A form of the DIP Credit Agreement was filed with the Bankruptcy Court on April 5, 2011. A copy of the DIP Credit Agreement and a copy of the Security Agreement are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

The DIP Loan is subject to a number of conditions and covenants of the Company, as well as certain bankruptcy-related preconditions, including the entry of certain final orders by the Bankruptcy Court incorporating, among other items, a confirmation order related to the amended plan of reorganization. There is no assurance that the Bankruptcy Court will approve the amended plan of reorganization.

The descriptions of the DIP Credit Agreement and the Security Agreement are qualified in their entirety by the full text of those agreements, which are filed herewith as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 3, 2011, the Company announced that it intends to file a Form 15 with the Securities and Exchange Commission (the “SEC”) to deregister its common stock and intends to suspend its reporting obligations under the Securities Exchange Act of 1934, as amended, on or about May 13, 2011. As a consequence of the deregistration, it is anticipated that the Company’s common stock will no longer be eligible for trading on the Over-the-Counter Bulletin Board. Following deregistration, the Company intends to communicate with its shareholders through its website and periodic press releases.

A copy of this press release is furnished with this Current Report on Form 8-K and attached hereto as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Senior Secured Super Priority Debtor-in-Possession Credit Agreement among Molecular Insight Pharmaceuticals, Inc., the lenders from time to time party thereto and NexBank, SSB, dated April 28, 2011.

10.2	Security Agreement between Molecular Insight Pharmaceuticals, Inc. and NexBank, SSB, dated April 28, 2011.

99.1	Press Release of Molecular Insight Pharmaceuticals, Inc., dated May 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 4th day of May, 2011.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

By:	/s/ Mark A. Attarian
Name: Mark A. Attarian
Title: Interim Executive Vice President and Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Exhibit Description

10.1	Senior Secured Super Priority Debtor-in-Possession Credit Agreement among Molecular Insight Pharmaceuticals, Inc., the lenders from time to time party thereto and NexBank, SSB, dated April 28, 2011.

10.2	Security Agreement between Molecular Insight Pharmaceuticals, Inc. and NexBank, SSB, dated April 28, 2011.

99.1	Press Release of Molecular Insight Pharmaceuticals, Inc., dated May 3, 2011.